UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2007 (December 6, 2007)

Mediware Information Systems, Inc.

(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2007, the Board of Directors of Mediware Information Systems, Inc. (the “Company”) adopted amendments (the “Amendments”) to the By-Laws of the Company (the “By-Laws”).  The Amendments are effective as of December 6, 2007.  Set forth below is a description of the Amendments to the By-Laws including the prior provision of each By-Law so amended.

Article V, Section1(a), of the By-Laws has been amended to provide that the shares of stock of the Company may be represented by certificates or may be uncertificated.  Section 1(a) has been amended to provide that absent a specific request for a certificate, all shares may be uncertificated upon the original issuance of such shares by the Company or upon surrender of the certificate representing such shares to the Company or its transfer agent.  Previously, the By-Laws did not provide for the issuance of uncertificated shares.

Article V, Section 1(b) of the By-Laws has been amended to provide that no entry representing uncertificated shares shall be made until the full amount of consideration therefor has been paid, except as otherwise permitted by law.  Previously, the By-Laws did not provide for the issuance of uncertificated shares.

Article V, Section 2 of the By-Laws has been amended to provide that the Board of Directors may direct uncertificated shares or, if requested by the registered owner, a new certificate to be issued in place of any certificate previously issued by the Company alleged to have been lost or destroyed.  Previously, the By-Laws did not provide for the issuance of uncertificated shares in the case of a lost or destroyed certificate.

Article V, Section 3(a) of the By-Laws has been amended to provide that transfers of shares of the Company shall be made on the share records of the Company only by the holder of record thereof, in person or by his duly authorized attorney, upon (i) surrender for cancellation of the certificate representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed or (ii) upon presentation of proper transfer instructions from the holder of record of uncertificated shares, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Company or its agents may require.  Previously, the By-Laws did not provide for transfers of record of uncertificated shares.

Article V of the By-Laws has been amended by adding a new Section 5. “Regulations” to provide that except to the extent that the exercise of such power shall be prohibited or circumscribed by the By-Laws, by the Certificate of Incorporation, or other certificate filed pursuant to law, or by statute, the Board of Directors shall have power to make such rules and regulations concerning the issuance, registration, transfer and cancellation of stock certificates and uncertificated shares as it shall deem appropriate.  Previously, the By-Laws did not grant the Board of Directors the power to make rules and regulations concerning issuance, registration, transfer and cancellation of uncertificated shares.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.4	Text of Amendments to By-Laws of Mediware Information Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007	MEDIWARE INFORMATION SYSTEMS, INC.

	By:	/s/ T. Kelly Mann
T. Kelly Mann
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.4	Text of Amendments to By-Laws of Mediware Information Systems, Inc.